EXHIBIT (23.1)


                          CONSENT OF ERNST & YOUNG LLP
                              INDEPENDENT AUDITORS


     We consent to the reference to our firm under the caption "Experts" and to the use of our reports on the entities and dated as listed below in or incorporated by reference in the Registration Statement (Form S-4 No. 33-_____) and the related Prospectus-Proxy Statement of HEALTHSOUTH Corporation and Professional Sports Care Management, Inc.

     HEALTHSOUTH Corporation and Subsidiaries          May 23, 1996
     Surgical Health Corporation                       April 18, 1995
     ReLife, Inc.                                      February 17, 1995
     Rehab Systems Company                             September 8, 1995
     Sutter Surgery Centers, Inc.                      March 31, 1995
     Advantage Health Corporation                      October 4, 1995
     Harmarville Rehabilitation Center, Inc.           August 25, 1995


                                                             ERNST & YOUNG LLP

July 16, 1996